EXHIBIT 99.3

Golden Matrix Group, Inc. (the “Company”)

Nominating and Corporate Governance Committee Charter

Role:

The Nominating and Corporate Governance Committee’s role is to determine the slate of director nominees for election to the Company’s Board of Directors (the “Board”) to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review, evaluate and recommend changes to the Company’s Corporate Governance Guidelines, and to establish the process for conducting the review of the Chief Executive Officer’s performance.

Membership:

The membership of the Committee will consist of at least two directors of the Company, who shall satisfy the definition of “independent” under the listing standard of the NASDAQ Capital Market, or such other exchange(s) upon which the Company’s securities are then listed from time to time (the “Exchange”). If the Committee is comprised of at least three members, one director who is not “independent” as defined under the rules of the Exchange and is not currently an executive officer or employee or a family member of an executive officer, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders (with such member being defined as an “Excepted Member”). An Excepted Member may not serve longer than two years. An Excepted Member’s service on the Committee will be subject in all cases to the rules and requirements of the Exchange.

Operations:

The Board shall designate one member of the Committee to act as its chairperson. The Committee will meet a minimum of once a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee may also meet periodically in executive session without Company management present. The Committee will cause to be kept adequate minutes of its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment) action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of the Company’s Articles of Incorporation, (b) any provision of the Bylaws of the Company, or (c) the laws of the State of Nevada.

Authority:

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside counsel, compensation consultants, or other experts or consultants, as it deems appropriate, including sole authority to approve the fees and other retention terms for such persons. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

Except as otherwise delegated by the Board or the Committee, the Committee will act on behalf of the Board.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee to perform certain of its duties from time to time.

Golden Matrix Group, Inc.

Nominating and Corporate Governance Committee Charter

Performance Evaluation:

The Committee shall review its own performance and reassess the adequacy of this Charter at least annually in such manner as it deems appropriate, and submit such evaluation, including any recommendations for change, to the full Board for review, discussion and approval.

Responsibilities:

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. The Committee shall have sole authority to retain and terminate any such search firm, including sole authority to approve the firm’s fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide the appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.

Specific responsibilities and duties of the Committee include:

a)	Establishing criteria for selection of new directors and nominees for vacancies on the Board;

b)	Approving director nominations to be presented for stockholder approval at the Company annual Meeting;

c)	Identifying and assisting with the recruitment of qualified candidates for Board membership and for the positions of Chairman of the Board and Chairman of the committees of the Board;

d)	Recommending to the Board to accept or decline any tendered resignation of a director;

e)	Considering any nomination of director candidates validly made by stockholders;

f)	Reviewing any director conflict of interest issues and determining how to handle such issues;

g)	Insuring a review at least annually of incumbent directors’ performance and attendance at Board and committee meetings in connection with the independent directors’ decision regarding directors to be slated for election at the Company’s annual meeting;

h)	Providing appropriate orientation programs for new directors;

i)	Developing and periodically reviewing and recommending to the Board appropriate revisions to the Company’s corporate governance framework, including its Articles of Incorporation and Bylaws;

j)	Monitoring compliance with the corporate governance guidelines; and

k)	Reviewing and assessing the adequacy of the Company’s corporate governance policies and practices at least annually and recommending any proposed changes to the Board.

The Committee will also provide periodic reports to the Board and will propose any necessary actions to the Board. The Committee will also be responsible for the review and reassessment of the adequacy of this Charter annually and for recommending any proposed changes to the Board for approval.

Golden Matrix Group, Inc.

Nominating and Corporate Governance Committee Charter

Nomination Process:

The Committee has the authority to lead the search for individuals qualified to become members of the Board of the Company and to select or recommend to the Board nominees to be presented for stockholder approval. The Committee will select individuals who have high personal and professional integrity, have demonstrated ability and sound judgment and are effective, in conjunction with other director nominees, in collectively serving the long-term interests of the Company’s stockholders. The Committee may use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee may meet to discuss and consider candidates’ qualifications and then choose a candidate by majority vote.

The Committee will consider nominees for the Board recommended in good faith by the Company’s stockholders, provided those nominees meet the requirements of the Exchange and applicable federal securities law. Stockholders should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate. These recommendations should be submitted in writing to the Company Secretary. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). The Committee may request further information about stockholder recommended nominees in order to comply with any applicable laws, rules or regulations or to the extent such information is required to be provided by such stockholder pursuant to any applicable laws, rules or regulations.

Golden Matrix Group, Inc.

Nominating and Corporate Governance Committee Charter